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Exhibit 10.11

The MENTOR Network Executive Leadership Incentive Plan
for Fiscal Year Ended September 30, 2007

Summary of Material Terms

        The MENTOR Network Executive Leadership Incentive Plan for fiscal 2007 was substantially the same as the fiscal 2006 plan, except that the incentive compensation payout opportunity for the executive officers was 25 percent of base salary at the threshold performance level, 50 percent at target level and 75 percent at the maximum level.

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  Exhibit 10.11